CSFB05-10G5AR6 -- 5A8

CREDIT SUISSE FIRST BOSTON

Balance	$5,712,559.00	Delay		24	WAC	6.04000	WAM	358
Coupon	6.00000	Dated		10/01/2005	NET	5.50000	WALA	2
Settle	10/31/2005	First	Payment	11/25/2005	Contrib Wac	6.04000

Price	1	2	3	4	5
	Yield	Yield	Yield	Yield	Yield
99-00	6.120	6.121	6.123	6.126	6.131
99-08	6.101	6.101	6.102	6.104	6.107
99-16	6.082	6.082	6.082	6.083	6.083
99-24	6.063	6.063	6.062	6.061	6.060
100-00	6.044	6.043	6.042	6.040	6.036
100-08	6.026	6.024	6.022	6.018	6.013
100-16	6.007	6.005	6.002	5.997	5.990
100-24	5.989	5.986	5.982	5.976	5.966
101-00	5.970	5.968	5.962	5.954	5.943
101-08	5.952	5.949	5.943	5.933	5.920
101-16	5.933	5.930	5.923	5.912	5.897
101-24	5.915	5.911	5.904	5.891	5.874
102-00	5.897	5.893	5.884	5.871	5.851
Spread @ Center Price	134	134	135	139	143
WAL	28.50	26.83	24.22	21.12	17.97
Mod Durn	13.36	13.03	12.45	11.63	10.64
Principal Window	Jan33 - Aug35	Mar30 - Aug35	Aug26 - Aug35	Feb23 - Aug35	Dec19 - Aug35
LIBOR_1MO	3.89	3.89	3.89	3.89	3.89
Prepay	100 PSA	150 PSA	200 PSA	250 PSA	300 PSA

Price	6	7	8
	Yield	Yield	Yield
99-00	6.188	6.248	6.283
99-08	6.139	6.174	6.194
99-16	6.091	6.100	6.105
99-24	6.044	6.026	6.016
100-00	5.996	5.953	5.928
100-08	5.948	5.879	5.840
100-16	5.901	5.806	5.753
100-24	5.853	5.733	5.665
101-00	5.806	5.661	5.578
101-08	5.759	5.588	5.491
101-16	5.712	5.516	5.405
101-24	5.666	5.444	5.318
102-00	5.619	5.372	5.232
Spread @ Center Price	155	153	149
WAL	6.47	3.90	3.19
Mod Durn	5.22	3.39	2.83
Principal Window	Nov11 - Sep12	Jul09 - Nov09	Nov08 - Feb09
LIBOR_1MO	3.89	3.89	3.89
Prepay	500 PSA	800 PSA	1000 PSA
Treasury Mat 6MO 2YR 3YR 5YR 10YR 30YR Yld 4.139 4.223 4.257 4.303 4.447 4.668

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFB. CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFB makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.